                                                                    Exhibit 3-21
--------------------------------------------------------------------------------

                       The Commonwealth of Massachusetts


                        Office of the Secretary of State
                         Michael J. Connolly, Secretary
             One Ashburton Place, Boston, Massachusetts O2108-1512


                            ARTICLES OF ORGANIZATION

                             (Under G.L. Ch. 156B)

                                   ARTICLE I

                        The name of the corporation is:

                              The ADS Group, Inc.

                                   ARTICLE II

     The purpose of the corporation is to engage in the following business activities:

                                                                    93 - 183050

Marketing, promotion, public relations, advertising, of the like, with respect to one or all of the following: the ownership, management and operation of health care facilities (including but not limited to nursing homes, skilled nursing facilities, intermediate care facilities, long-term care facilities and rest homes) and residential facilities (including apartments, housing and living facilities), and all activities directly or indirectly related thereto, and further to engage in any other business activities permitted to a corporation under law.

To engage in and carry on any other business activities permitted to a corporation organised under Chapter 156B of the Massachusetts General Laws, as from time to time aroused, whether or not such activities are related to those referred to in the preceding paragraph.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 81/2x11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

                                  ARTICLE III

The types and classes of stock and the total number of shares and par value, if any, of each type and class of stock which the corporation is authorized to issue is as follows :

   WITHOUT PAR VALUE STOCKS                      WITH PAR VALUE STOCKS
-----------------------------         ------------------------------------------
TYPE        NUMBER OF SHARES          TYPE        NUMBER OF SHARES    PAR VALUE
-----------------------------         ------------------------------------------
COMMON:                               COMMON:     200,000             $1.00
-----------------------------         ------------------------------------------
PREFERRED:                            PREFERRED:
-----------------------------         ------------------------------------------


                                   ARTICLE IV

If more than one class of stock is authorized state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding the corporation must provide a description of the preferences, voting powers, qualifications or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

                                      None


                                   ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

                                 See attachment



                                   ARTICLE VI

Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution or for limiting, defining or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders. (if there are no provisions state "None".)


                                 See attachment

Note : The Preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.

                                   ATTACHMENT
                                       to
                            ARTICLES OF ORGANIZATION
                                       of
                              THE ADS GROUP, INC.

ARTICLE V During any period that the corporation is an "S corporation", as defined by Section 1361(a)(1) of the Internal Revenue Code of 1986, as amended, (the "Code"), no shares of stock (or any beneficial interest therein) shall be issued or transferred, or held by any stockholder (a "Disqualifying Stockholder") which would cause a termination, under Section 1363(a) of the Code, of the corporation's election to be treated as an S corporation unless consented to in writing by stockholders holding more than one-half of the shares of stock of the corporation on the effective date of the proposed transfer. Absent such consent, the corporation shall have an ongoing option to purchase the shares in question at 90% of their fair market value on the date of purchase, which option shall automatically expire six (6) months following the date on which the corporation first became aware of the purported transfer to a Disqualifying Stockholder. For purposes hereof, the fair market value of the shares shall be determined by agreement of the corporation and the stockholder whose shares are to be purchased or, absent such agreement, by averaging the determination of fair market value reached by two professional appraisers, one chosen by the corporation and the other by such stockholder. In the event of any inconsistency between this provision and any written agreement with or among the stockholders of the corporation, the latter shall govern. Any references herein to any provisions of the Code shall include any successor provisions thereto.

ARTICLE VI           (i)   The Board of Directors shall have the power to amend
                           the By-Laws of the corporation in the manner provided in such By-Laws.

                     (ii) Meetings of the stockholders of the corporation may be held anywhere in the United States.

                     (iii) The corporation may be a partner in any business
                           enterprise which the corporation would have the power to conduct by itself.

                     (iv) During any period that the corporation is an "S corporation", as defined by Section 1361(a)(1) of the Code, no shares of stock (or any beneficial interest therein) shall be issued or transferred to or held by any Disqualifying Stockholder as provided in Article V above.

                     (v) No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability, provided, however, that this provision shall not eliminate the liability of a director, to the extent that such liability is imposed by applicable law, (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 or successor provisions of the Massachusetts Business Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate the liability of a director for any act or omission occurring prior to the date upon which this provision becomes effective. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.



ARTICLE VIII

OFFICERS                         RESIDENCE                                      POST OFFICE ADDRESS
--------                         ---------                                      -------------------
President :
Alan D. Solomont                 220 Ridgeway Road Weston, MA 02792             300 Brickstone Square Andover, MA 01810

Treasurer :
Alan D. Solomont                 See above                                      See above

Clerk :
Alan S. Goldberg                 300 Commercial St. Boston, MA 02109            400 Atlantic Avenue Boston, MA 02110

Assistant Clerk :
Alan D. Solomont                 See above                                      See above

Directors
---------
Alan D. Solomont                 220 Ridgeway Road Weston, MA 02792             300 Brickstone Square Andover, MA 01810

                                  ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later EFFECTIVE DATE is desired, specify such date which shall not be more than thirty days after the date of filing.

The information contained in ARTICLE VIII is NOT a PERMANENT part of the Articles of Organization and may be changed ONLY by filing the appropriate form provided therefor.

                                  ARTICLE VIII

a. The street address of the corporation IN MASSACHUSETTS is (post office boxes are not acceptable)

         300 Brickstone Square, Andover, MA 01810

b. The name, residence and post office address (if different) of the directors and officers of the corporation are:

NAME                                  RESIDENCE                 POST OFFICE ADDRESS
President:                            See attachment

Treasurer:

Clerk:

Directors:


a. The fiscal year (i.e. tax year) of the corporation shall end on the last day of the month of: December

b. The name and BUSINESS address of the RESIDENT AGENT of the corporation if any, is: None

                                   ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF and under the pains and penalties of perjury, I/WE, whose signature(s) appear below and whose names and business or residential address(es) ARE CLEARLY TYPED OR PRINTED beneath each signature do hereby [o] with the intention of forming this corporation, under the provisions of General Laws Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 2nd day of July 1993.

/s/ Eleanor M. Coleman
--------------------------
Eleanor M. Coleman
GOULSTON & STORRS, P.C.
400 Atlantic Avenue
Boston MA 02110 - 3333


Note: If an existing corporation is acting an incorporator, type in the exact name of the corporation, the state or other jurisdiction where it was incorporated, the name of the person signing on behalf of said corporation and the title he/she holds or other authority by which such action is taken.

                                                         FEDERAL IDENTIFICATION
                                                         NO. 04-3198799


                       THE COMMONWEALTH OF MASSACHUSETTS
                             William Francis Galvin
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                             ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)



We,  Alan D. Solomont                                           , President
     -----------------------------------------------------------

and  Alan S. Goldberg                                           , Clerk
     -----------------------------------------------------------

of   The ADS Group, Inc.
     -------------------------------------------------------------------------
                      (Exact name of corporation)

located at:  400 Centre Street, Newton, MA 02158
             -----------------------------------------------------------------
             (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

             III and IV
             -----------------------------------------------------------------
             (Number those articles 1, 2, 3, 4, 5, and/or 6 being amended)

of the Articles of Organization were duly adopted by unanimous written consent dated December 11, 1996, by vote of:

 100  shares of             Common             of  100  shares outstanding.
-----           ------------------------------    -----
                (type, class & series, if any)

      shares of                                of       shares outstanding, and
-----           ------------------------------    -----
                (type, class & series, if any)

      shares of                                of       shares outstanding, and
-----           ------------------------------    -----
                (type, class & series, if any)

** being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:


1 For amendments adopted pursuant to Chapter 156B, Section 70

2 For amendments adopted pursuant to chapter 156B, Section 71

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of o which the corporation is authorized to issue fill in the following:

The total presently authorized is

--------------------------------------------------------------------------------
  WITHOUT PAR VALUE STOCKS                       WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------
  TYPE   NUMBER OF SHARES            TYPE         NUMBER OF SHARES    PER VALUE
--------------------------------------------------------------------------------

Common :                             Common :     200,000          $1.00
--------------------------------------------------------------------------------

Preferred:                           Preferred :
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



Change the total authorized to:

--------------------------------------------------------------------------------
  WITHOUT PAR VALUE STOCKS                       WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------
  TYPE   NUMBER OF SHARES            TYPE         NUMBER OF SHARES    PER VALUE
--------------------------------------------------------------------------------
Common :                             Common :     Class A 100,000      $1.00
--------------------------------------------------------------------------------
                                                  Class B 100,000      $1.00
--------------------------------------------------------------------------------
Preferred:                 Preferred :
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The preferences, voting powers, qualifications, special or relative rights or privileges, of the Class A and B Common Stock shall be as follows:

           All of the voting power of the Corporation shall be vested solely in the holders of the Class A and Class B Common Stock. The Class A and Class B Common Stock shall be identical except for classification.




The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date :
                      --------------------

SIGNED UNDER THE PENALTIES OF PERJURY, this 11th day of December, 1996

/s/ Alan D. Solomont                  *President /
--------------------------------------
 Alan D. Solomont


/s/ Alan S. Goldberg                  *Clerk /
--------------------------------------
 Alan S. Goldberg

*Delete the inapplicable words.

FEDERAL IDENTIFICATION                             FEDERAL IDENTIFICATION
NO. 04-3196799                                     No. 04-3335476
(The ADS Group. Inc.)                              (ADS Group Acquisition Corp.)




                       THE COMMONWEALTH OF MASSACHUSETTS
                             William Francis Galvin
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                              ARTICLES OF * MERGER
                    (General Laws, Chapter 156B, Section 78)

*merger of                             The ADS Group, Inc.
                                       -----------------------------------------
                                       and

                                       -----------------------------------------
                                       ADS Group Acquisition Corp.

                                       -----------------------------------------

                                             the constituent corporations, into

                                       -----------------------------------------
                                       The ADS Group, Inc.

                                       -----------------------------------------
                                       /*one of the constituent corporations.

The undersigned officers of each of the constituent corporations certify under the penalties of perjury as follows:

1. An agreement of *merger has been duly adopted in compliance with the requirement of General Laws, Chapter 156B, Section 78, and will be kept as provided by Subsection (d) thereof. The *surviving corporation will furnish a copy of said agreement to any of its stockholders, or to any person who was a stockholder of any constituent corporation, upon written request and without charge.

2. The effective date of the *merger determined pursuant to the agreement of *merger shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing:

3. (For a merger)

**The following amendments to the Articles of Organization of the surviving corporation have been effected pursuant to the agreement of merger:

The authorized capitalization of the surviving corporation shall be 200,000 shares of common stock par value $1.00 per share all of which are of one class. Article V is deleted in its entirety and Article VI is amended to read in its entirety as set forth on the continuation sheet attached hereto.

                     Article IV is deleted in its entirety.


* Delete the inapplicable word.   ** if there are no provisions state "None".

Note : If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet as long as each article requiring each addition is clearly indicated.

                               Articles of Merger
                               ------------------

                               The ADS Group, Inc.
                               -------------------

                               Continuation Sheet
                               ------------------

ARTICLE VI        (i) The Board of Directors shall have the power to amend the
                      By-Laws of the corporation in the manner provided in such By-Laws.

                 (ii) Meetings of the stockholders of the corporation may be held anywhere in the United States.

                (iii) The corporation may be a partner in any business
                      enterprise which the corporation would have the power to conduct by itself.

                 (iv) No director shall be personally liable to the
                      corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this provision shall not eliminate the liability of a director, to the extent that such liability is imposed by applicable law, (i) for any breath of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
                      (iii) under Section 61 or 62 or successor provisions of the Massachusetts Business Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate the liability of a director for any act or ommission occurring prior to the date upon which this provision becomes effective. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

4. The information contained in Item 4 is not a permanent part of the Articles of Organization of the surviving corporation.

(a). The street address of the surviving corporation in Massachusetts is:
(post office boxes are not acceptable)

        400 Centre Street
        Newton, Massachusetts 02158

(b) The name, residential address, and post office address of each director and officer of the *surviving corporation is:

                      NAME                             RESIDENTIAL ADDRESS                  POST OFFICE ADDRESS
President:            Susan S. Bailis                  70 Leicester Road                    400 Centre Street
                                                       Belmont, MA 02178                    Newton, MA 02158

Treasurer:            Stephen R. Baker                 3508 Belmar Boulevard                411 Hackensack Avenue
                                                       Neptune, NJ 07753                    Hackensack, NJ 07601

Clerk:                Bradford C. Burkett              534 Forest Avenue                    411 Hackensack Avenue
                                                       New Rochelle, NY 10804               Hackensack, NJ 07601

Directors:            Moshael J. Straus                140 South Woodland Street            411 Hackensack Avenue
                                                       Englewood, NJ 07631                  Hackensack, NJ 07601

                      Daniel E. Straus                 351 Hillerest Road                   411 Hackensack Avenue
                                                       Englewood, NJ 07631                  Hackensack, NJ 07601

                      Alan D. Solomont                 220 Ridgeway Road                    400 Centre Street
                                                       Weston, MA 02193                     Newton, MA 02158


(c) The fiscal year (i.e. tax year) of the *surviving corporation shall end on the last day of the month of:

         December

(d) The name and business address of the resident agent, if any, of the *surviving corporation is:

        Alan S. Goldberg Esq., 400 Atlantic Avenue, Boston, MA 02110

The undersigned officers of the several constituent corporations listed above further state under the penalties of perjury as to their respective corporations that the agreement of *merger has been duly executed on behalf of such corporation and duly approved by the stockholders of such corporation in the manner required by General Laws, Chapter 156B, Section 78.

/s/ Alan D. Solomont, President
--------------------------------------------------------------------------------
Alan D. Solomont

/s/ Alan S. Goldberg, Clerk
--------------------------------------------------------------------------------
Alan S. Goldberg

of the ADS Group, Inc.
--------------------------------------------------------------------------------
    (name of constituent corporation)

/s/ Bradford C. Burkett, Vice President
--------------------------------------------------------------------------------
Bradford C. Burkett

/s/ Bradford C. Burkett, Clerk
--------------------------------------------------------------------------------
Bradford C. Burkett

of  ADS Group Acquisition, Inc.
--------------------------------------------------------------------------------
  (name of constituent corporation)